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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our report dated February 28, 2000 included in MediaOne Group, Inc.'s consolidated financial statements for the year ended December 31, 1999, filed in AT&T Corp.'s Form 8-K dated March 28, 2001. It should be noted that we have not audited any financial statements of MediaOne Group, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

Denver, Colorado,
  March 28, 2001.